Exhibit 99.1

Albany International Reports First-quarter 2020 Results

ROCHESTER, N.H.--(BUSINESS WIRE)--April 29, 2020--Albany International Corp. (NYSE:AIN) today reported operating results for its first quarter of 2020, which ended March 31, 2020.

“We are pleased with the performance of the business during the first quarter.” said Albany International President and Chief Executive Officer Bill Higgins. “We are focusing in the near-term on maintaining the health and safety of our workforce while fulfilling our commitments to our customers – particularly in our role as a supplier to industries considered essential to dealing with the COVID-19 response and essential to the U.S. defense industrial base.

“We finished the first quarter in good financial health with a strong balance sheet, low leverage, and over $400 million of liquidity. We’ve adapted our operations by sharing best practices to work safely within the new reality of the COVID-19 pandemic. To manage through the turbulence caused in some of our end-markets, we will continue to assess the dynamics of the situation and make adjustments based on the best information we have. Our leadership team took action to address the pandemic and its impacts on our business. Our employees responded admirably, and our operations performed well in this new environment.”

For the first quarter ended March 31, 2020:

  Net sales were $235.8 million, 6.2% lower when compared to the prior year, caused by sales declines of 7.4% in Engineered Composites and 5.4% in the Machine Clothing segment.
  Gross profit of $89.5 million was 2.5% lower than the $91.8 million reported for the same period of 2019. The decrease was caused by lower Net sales in both segments.
  STG&R expenses were $49.2 million, compared to $51.2 million in the same period of 2019, as former CEO severance costs in Q1 2020 were more than offset by foreign currency revaluation effects, which reduced expenses by $3.7 million in 2020, but had a negligible effect in 2019.
  Operating income was $39.6 million, compared to $40.1 million in the prior year, a decrease of 1.2%, as lower gross profit was partially offset by lower STG&R expenses.
  The effective tax rate was 62.1%, compared to 20.3% during the same period last year. The higher Q1 2020 tax rate was caused by increases of 24.8 percentage points due to non-deductible foreign currency revaluation losses on intercompany loans and 7.4 percentage points due to other discrete tax items. Discrete tax items reduced Income tax expense by $3.4 million in 2019.
  Net income attributable to the Company was $9.1 million ($0.28 per share), compared to $29.2 million ($0.90 per share) in Q1 2019. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.78 per share, compared to $0.87 per share in Q1 2019.
  Adjusted EBITDA (a non-GAAP measure) was $59.1 million, compared to $57.6 million in Q1 2019, an increase of 2.6%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months ended
	March 31,

	2020	2019

Net sales	$235,764	$251,373
Cost of goods sold	146,292	159,602

Gross profit	89,472	91,771
Selling, general, and administrative expenses	40,106	40,945
Technical and research expenses	9,130	10,249
Restructuring expenses, net	642	484

Operating income	39,594	40,093
Interest expense, net	3,977	4,417
Other expense/(income), net	15,569	(1,208)

Income before income taxes	20,048	36,884
Income tax expense	12,454	7,476

Net income	7,594	29,408
Net (loss)/income attributable to the noncontrolling interest	(1,515)	218
Net income attributable to the Company	$9,109	$29,190

Earnings per share attributable to Company shareholders - Basic	$0.28	$0.90

Earnings per share attributable to Company shareholders - Diluted	$0.28	$0.90

Shares of the Company used in computing earnings per share:
Basic	32,312	32,272

Diluted	32,320	32,285

Dividends declared per share, Class A and Class B	$0.19	$0.18

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31,	December 31,

	2020	2019
ASSETS
Cash and cash equivalents	$222,680	$195,540
Accounts receivable, net	211,081	218,271
Contract assets, net	84,578	79,070
Inventories	109,426	95,149
Income taxes prepaid and receivable	5,922	6,162
Prepaid expenses and other current assets	25,827	24,142
Total current assets	$659,514	$618,334

Property, plant and equipment, net	446,890	466,462
Intangibles, net	51,323	52,892
Goodwill	179,366	180,934
Deferred income taxes	48,260	51,621
Noncurrent receivables, net	38,929	41,234
Other assets	59,349	62,891
Total assets	$1,483,631	$1,474,368

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$58,874	$65,203
Accrued liabilities	110,071	125,885
Current maturities of long-term debt	20	20
Income taxes payable	6,656	11,611
Total current liabilities	175,621	202,719

Long-term debt	491,002	424,009
Other noncurrent liabilities	134,918	132,725
Deferred taxes and other liabilities	12,529	12,226
Total liabilities	814,070	771,679

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share;
authorized 2,000,000 shares; none issued	-	-
Class A Common Stock, par value $.001 per share;
authorized 100,000,000 shares; 39,111,722 issued in 2020
and 39,098,792 in 2019	39	39
Class B Common Stock, par value $.001 per share;
authorized 25,000,000 shares; issued and outstanding 1,617,998
in 2020 and 2019	2	2
Additional paid in capital	431,836	432,518
Retained earnings	700,021	698,496
Accumulated items of other comprehensive income:
Translation adjustments	(148,599)	(122,852)
Pension and postretirement liability adjustments	(49,104)	(49,994)
Derivative valuation adjustment	(10,843)	(3,135)
Treasury stock (Class A), at cost; 8,408,770 shares in 2020
and 2019	(256,391)	(256,391)
Total Company shareholders' equity	666,961	698,683
Noncontrolling interest	2,600	4,006
Total equity	669,561	702,689
Total liabilities and shareholders' equity	$1,483,631	$1,474,368

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Three Months ended
	March 31,

	2020	2019
OPERATING ACTIVITIES
Net income	$7,594	$29,408
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation	15,506	15,642
Amortization	2,564	2,314
Change in deferred taxes and other liabilities	5,817	(1,065)
Provision for write-off of property, plant and equipment	197	386
Non-cash interest expense	151	151
Compensation and benefits paid or payable in Class A Common Stock	(682)	(547)
Fair value adjustment on foreign currency option	64	-
Provision for credit losses from uncollected receivables and contract assets	1,655	585
Foreign currency remeasurement loss/(gain) on intercompany loans	15,387	(1,707)

Changes in operating assets and liabilities that (used)/provided cash:
Accounts receivable	(3,394)	(12,209)
Contract assets	(8,840)	(481)
Inventories	(19,750)	(16,662)
Prepaid expenses and other current assets	(2,156)	(2,804)
Income taxes prepaid and receivable	(237)	674
Accounts payable	(1,046)	21,750
Accrued liabilities	(15,072)	(11,095)
Income taxes payable	(3,571)	1,506
Noncurrent receivables	(231)	(294)
Other noncurrent liabilities	(60)	(1,679)
Other, net	(534)	693
Net cash (used in)/provided by operating activities	(6,638)	24,566

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(12,759)	(20,798)
Purchased software	(46)	(22)
Net cash used in investing activities	(12,805)	(20,820)

FINANCING ACTIVITIES
Proceeds from borrowings	70,000	20,000
Principal payments on debt	(3,006)	(28,004)
Principal payments on finance lease liabilities	(6,134)	(400)
Taxes paid in lieu of share issuance	(490)	(971)
Proceeds from options exercised	-	44
Dividends paid	(6,139)	(5,808)
Net cash provided by/(used in) financing activities	54,231	(15,139)

Effect of exchange rate changes on cash and cash equivalents	(7,648)	1,023

Increase/(decrease) in cash and cash equivalents	27,140	(10,370)
Cash and cash equivalents at beginning of period	195,540	197,755
Cash and cash equivalents at end of period	$222,680	$187,385

Reconciliation of non-GAAP measures to comparable GAAP measures

The following table presents Net sales and the effect of changes in currency translation rates:

(in $ thousands, except percentages)	Net Sales, as reported, Q1 2020	Decrease due to changes in currency translation rates	Q1 2020 sales on same basis as Q1 2019 currency translation rates	Net sales as reported, Q1 2019	% Change compared to Q1 2019, excluding currency rate effects
Machine Clothing	$136,602	$1,565	$138,167	$144,334	-4.3%
Albany Engineered Composites	99,162	547	99,709	107,039	-6.8%
Total	$235,764	$2,112	$237,876	$251,373	-5.4%

Adjusted EBITDA for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended March 31, 2020
(in $ thousands, except percentages)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$47,175	$7,623	($15,204)	$39,594
Interest, taxes, and other income/(expense)	-	-	(32,000)	(32,000)
Net income/(loss) (GAAP)	47,175	7,623	(47,204)	7,594
Interest expense, net	-	-	3,977	3,977
Income tax expense	-	-	12,454	12,454
Depreciation and amortization expense	5,087	11,985	998	18,070
EBITDA (non-GAAP)	52,262	19,608	(29,775)	42,095
Restructuring expenses, net	642	-	-	642
Foreign currency revaluation (gains)/losses, net	(3,661)	697	14,830	11,866
Former CEO termination costs	-	-	2,742	2,742
CirComp integration costs	-	298	-	298
Pre-tax loss attributable to non-controlling interest	-	1,492	-	1,492
Adjusted EBITDA (non-GAAP)	$49,243	$22,095	($12,203)	$59,135
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)
	36.0%	22.3%	-	25.1%

Three months ended March 31, 2019
(in $ thousands, except percentages)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$44,243	$9,522	($13,672)	$40,093
Interest, taxes, and other income/(expense)	-	-	(10,685)	(10,685)
Net income/(loss) (GAAP)	44,243	9,522	(24,357)	29,408
Interest expense, net	-	-	4,417	4,417
Income tax expense	-	-	7,476	7,476
Depreciation and amortization expense	5,919	10,902	1,135	17,956
EBITDA (non-GAAP)	50,162	20,424	(11,329)	59,257
Restructuring expenses, net	401	83	-	484
Foreign currency revaluation (gains)/losses, net	(32)	235	(2,036)	(1,833)
Pre-tax income attributable to non-controlling interest	-	(290)	-	(290)
Adjusted EBITDA (non-GAAP)	$50,531	$20,452	($13,365)	$57,618
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)
	35.0%	19.1%	-	22.9%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended March 31, 2020
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$642	$192	$450	$0.01
Foreign currency revaluation (gains)/losses, net (a)	11,866	(1,545)	13,411	0.42
Former CEO termination costs	2,742	713	2,029	0.06
CirComp integration costs	298	89	209	0.01
(a) In Q1 2020, the Company recorded losses of approximately $17 million in jurisdictions where it cannot record a tax benefit from the losses, which results in an unusual relationship between pre-tax and after-tax amounts.
Three months ended March 31, 2019
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$484	$142	$342	$0.01
Foreign currency revaluation (gains)/losses, net	(1,833)	(539)	(1,294)	(0.04)

The resulting first quarter 2020 Adjusted EPS are as follows:

	Three months ended
	March 31,
Per Share Amounts (Basic)	2020	2019
Earnings per share (GAAP)	$0.28	$0.90
Adjustments, after tax:
Restructuring expenses, net	0.01	0.01
Foreign currency revaluation (gains)/losses, net	0.42	(0.04)
Former CEO termination costs	0.06	-
CirComp integration costs	0.01	-
Adjusted Earnings per share	$0.78	$0.87

The calculations of net debt are as follows:

(in thousands)	March 31, 2020	December 31, 2019	March 31 2019
Current maturities of long-term debt	$20	$20	$19
Long-term debt	491,002	424,009	491,022
Total debt	491,022	424,029	491,041
Cash and cash equivalents	222,680	195,540	187,385
Net debt	$268,342	$228,489	$303,656
Quarterly increase/(decrease)	39,853	(21,804)	(23,520)
Effect of ASC 842 adoption	-	-	(25,886)
Increase/(decrease) excluding effect of ASC 842 adoption	39,853	(21,804)	$2,366

About Albany International Corp.

Albany International is a global advanced textiles and materials processing company, with two core businesses. The Machine Clothing segment is the world’s leading producer of custom-designed fabrics and belts essential to production in the paper, nonwovens, and other process industries. Albany Engineered Composites is a rapidly growing supplier of highly engineered composite parts for the aerospace industry. Albany International is headquartered in Rochester, New Hampshire, operates 23 plants in 11 countries, employs approximately 4,600 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO severance costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition and related retention agreement expenses and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO severance costs, acquisition and related retention agreement expenses, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses in the MC segment, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2019 and in future years; expectations in 2019 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products.

Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com